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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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SmartDisk Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ABOUT THE MEETING
STOCK OWNERSHIP
ITEM 1 ELECTION OF DIRECTORS
MANAGEMENT
BOARD COMMITTEE MEMBERSHIP
Audit Committee
Compensation Committee
Summary Compensation Table
Option Grants in Last Fiscal Year
Options Held as of December 31, 2002
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT AUDITORS
FEES PAID TO OUR INDEPENDENT AUDITORS
OTHER MATTERS
ADDITIONAL INFORMATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2003

To our stockholders:

      The 2003 annual meeting of stockholders of SmartDisk Corporation will be held at Hilton Garden Inn, 12600 University Drive, Fort Myers, Florida 33907, on Thursday, May 29, 2003, beginning at 10:00 a.m. local time. At the meeting, stockholders will vote on the following matters:

(1) The election of three directors for a term of three years; and

(2) Any other matters that properly come before the meeting.

      Stockholders of record at the close of business on April 24, 2003 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

      Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

      This is an important meeting and you are invited to attend the meeting in person. If you are unable to attend, we urge you to execute and return the enclosed proxy card as promptly as possible. If you execute a proxy card, you may nevertheless attend the meeting, revoke your proxy, and vote your shares in person.

By Order of the Board of Directors

MICHAEL S. BATTAGLIA
President and Chief Executive Officer

April 25, 2003

Fort Myers, Florida

12780 Westlinks Drive
Fort Myers, Florida 34104

PROXY STATEMENT

April 25, 2003

      This proxy statement contains information related to the annual meeting of stockholders of SmartDisk Corporation to be held on Thursday, May 29, 2003, beginning at 10:00 a.m., at Hilton Garden Inn, 12600 University Drive, Fort Myers, Florida 33907, and at any postponements and adjournments thereof.

      We are first mailing this proxy statement, the foregoing notice of annual meeting of stockholders and the enclosed proxy card to our stockholders on or about April 25, 2003.

ABOUT THE MEETING

What is the purpose of the meeting?

      At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors. In addition, we will report on our performance during fiscal 2002 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

      Only stockholders of record at the close of business on the record date, April 24, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of stockholders?

      Each stockholder will be entitled to one vote on each matter to be voted upon at the meeting for each share of our common stock held by the stockholder.

Who may attend the meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by the proxy, of the holders of a majority of the outstanding shares entitled to vote as of the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 17,790,770 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting, but will be counted as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Street name stockholders who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board’s recommendations is set forth together with the description of each item in this proxy statement. In particular, the board recommends a vote “for” the election of the nominated slate of directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      Election of Directors. Assuming a quorum is present, a plurality of the votes properly cast in person or by proxy is required to elect directors. Stockholders are not entitled to cumulative votes in the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will have no effect on the outcome of the vote, although it will be counted for purposes of determining whether there is a quorum.

      Other Items. For each other item, unless otherwise required by Delaware law, and our certificate of incorporation, or our bylaws, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of “broker non-votes”?

      If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Accordingly, such “broker non-votes” will not be included in vote totals and will have no effect on the outcome of any votes. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who will pay for the preparation of the proxy?

      We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally, by telephone, and by e-mail. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

      Our principal executive offices are located at 12780 Westlinks Drive, Fort Myers, Florida 33913-8019, and our telephone number is (239) 425-4000. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

STOCK OWNERSHIP

      The table below sets forth information regarding the beneficial ownership of our common stock as of April 24, 2003, by the following individuals or groups:

•	each person or entity who is known by us to beneficially own more than 5% of our outstanding common stock;

•	each of the executive officers named in the Summary Compensation Table above;

•	each of our directors; and

•	all directors and executive officers as a group.

      Unless otherwise indicated, each of the individuals listed in the table can be reached at our company offices at 12780 Westlinks Drive, Fort Myers, Florida 33913-8019. Except as otherwise indicated, and subject to community property laws where applicable, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

      The number of shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following table is based on 17,790,770 shares of common stock outstanding as of April 24, 2003, which excludes shares of Series A Preferred that were not convertible as of the record date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options that are presently exercisable or exercisable within 60 days of April 24, 2003 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

			Percent of
	Number of Shares		Shares
Name of Beneficial Owner	Beneficially Owned		Outstanding

Directors and Executive Officers:
Addison M. Fischer	6,380,912	(1)	35.9%
Michael S. Battaglia	845,824	(2)	4.6
Peter J. Quinn	64,063	(3)	*
Rod H. King	6,000		*
Stuart Cox	98,474	(4)	*
Yoshiaki Uchida	131,508	(5)	*
John P. Cunningham	4,480	(6)	*
Anthony A. Ibargüen	48,048	(7)	*
Emmanuel A. Kampouris	36,100	(8)	*
Timothy Tomlinson	62,640	(9)	*
All directors and executive officers as a group (10 persons)	7,672,049	(10)	41.2
5% Stockholders:
Phoenix House Investments, LP	5,952,144	(11)	33.5
Toshiba Corporation	2,354,900	(12)	13.2

*	Less than one percent.

(1)	Includes 5,952,144 shares held of record by Phoenix House, an entity which Mr. Fischer effectively controls. Does not include 7,976,140 shares of common stock issuable upon conversion of shares of Series A Preferred held by Mr. Fischer and Phoenix House that may not be converted unless certain conditions occur.

(2)	Includes 474,188 shares subject to options either currently exercisable or exercisable by Mr. Battaglia within 60 days of April 24, 2003.

(3)	Includes 48,438 shares subject to options either currently exercisable or exercisable by Mr. Quinn within 60 days of April 24, 2003.

(4)	Includes 92,976 shares subject to options either currently exercisable or exercisable by Mr. Cox within 60 days of April 24, 2003.

(5)	Includes 129,531 shares subject to options either currently exercisable or exercisable by Mr. Uchida within 60 days of April 24, 2003.

(6)	Includes 4,480 shares subject to options either currently exercisable or exercisable by Mr. Cunningham within 60 days of April 24, 2003.

(7)	Includes 43,048 shares subject to options either currently exercisable or exercisable by Mr. Ibargiien within 60 days of April 24, 2003.

(8)	Includes 25,600 shares subject to options either currently exercisable or exercisable by Mr. Kampouris within 60 days of April 24, 2003.

(9)	Includes 29,873 shares subject to options either currently exercisable or exercisable by Mr. Tomlinson within 60 days of April 24, 2003. Also, includes 1,500 shares held by trusts for which Mr. Tomlinson and his wife are the sole trustees. Mr. Tomlinson disclaims beneficial ownership of those shares. Also includes 22,250 shares held by an investment fund as to which Mr. Tomlinson is a general partner.

(10)	See footnotes (1) through (8) above.

(11)	Phoenix House is controlled by Addison M. Fischer, the chairman of our board of directors. Does not include 7,440,180 shares of common stock issuable upon conversion of shares of Series A Preferred held by Phoenix House that may not be converted unless certain conditions occur. The address for Phoenix House is Phoenix House Investments, LP, 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109.

(12)	The address for Toshiba Corporation is 1-1 Shibaura 1-Chome, Minato-ku, Tokyo 105, Japan.

ITEM 1

ELECTION OF DIRECTORS

Directors Standing for Election

      Our bylaws provide that our board of directors shall consist of not less than three members. Our board of directors currently has six members and is divided into three classes, having three year terms that expire in successive years. The current term of office of Class I Directors expires at the 2003 annual meeting. The board of directors proposes that Michael S. Battaglia, Timothy Tomlinson, and Emmanuel A. Kampouris, all of whom are currently serving as Class I Directors, be re-elected for a new three year term and until their successors are duly elected and qualified. If a nominee becomes unable to serve as a director, the board may designate a substitute nominee.

      Class I Directors. Three Class I Directors are to be elected at the 2003 annual meeting for a term of three years expiring at the annual meeting of stockholders in 2006. The board of directors has nominated the following individuals, all of whom are currently serving as Class I Directors, to stand for re-election and proxies representing our common stock will be voted for them absent contrary instructions.

Michael S. Battaglia
Timothy Tomlinson
Emmanuel A. Kampouris

      For additional information regarding Messrs. Battaglia, Tomlinson, and Kampouris, including a description of their business experience, please see “Management — Executive Officers and Directors” beginning on page 5.

      The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship to be elected is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominee and for such other person as may be designated by the board of directors, unless directed by a proxy to do otherwise.

Directors Continuing in Office

      Class II Directors. The term of the following Class II director expires at the annual meeting of stockholders in 2004.

John P. Cunningham

      Class III Directors. The terms of the following Class III Directors expire at the annual meeting of stockholders in 2005:

Addison M. Fischer
Anthony A. Ibargüen

      For additional information regarding the Class II and Class III Directors, including a description of their business experience, please see “Management — Executive Officers and Directors” beginning on page 5.

MANAGEMENT

Executive Officers and Directors

      The following table sets forth certain information regarding our executive officers and directors.

Name	Age	Position

Addison M. Fischer	54	Chairman of the Board of Directors
Michael S. Battaglia	58	President, Chief Executive Officer, and Director
Peter J. Quinn	46	Chief Financial Officer
Stuart Cox	46	Vice President, Product Development
Yoshiaki Uchida	59	Senior Vice President and General Manager, Asian Operations
John P. Cunningham	65	Director(1)
Anthony A. Ibargüen	43	Director(l)(2)
Emmanuel A. Kampouris	67	Director(1)
Timothy Tomlinson	52	Director(1)(2)

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

      Addison M. Fischer has served as Chairman of the Board of Directors since our inception in 1997. Mr. Fischer has been an investor in numerous emerging technology companies as his principal occupation for at least the past five years. Many of these companies are involved in the fields of computer security and office automation. He also serves on the board of directors of a number of companies, including Fischer International Systems Corporation, a privately held software company which he controls. He was also a longtime board member of and significant investor in RSA Data Security, Inc., a leader in cryptographic software, until its merger in 1996 with RSA Security Inc., which was formerly known as Security Dynamics Technologies, Inc. Mr. Fischer also controls Phoenix House Investments,. LP, one of our principal stockholders. In addition, Mr. Fischer was one of the founders of VeriSign, Inc., a publicly held electronic credentials/digital certificate company. Mr. Fischer was a member of committees that set U.S. standards for computer security and electronic commerce. He has addressed the U.S. Congress, by invitation, on several topics, including digital signature standards, proposed FBI digital telephony legislation, and global U.S. competitiveness. Mr. Fischer holds numerous U.S. and international patents, and is a lifetime member of the Association of Former Intelligence Officers.

      Michael S. Battaglia has served as our President and Chief Executive Officer since January 1998 and as a director since October 1998. From May 1995 to December 1998, Mr. Battaglia was President and Chief Executive Officer of Fischer International Systems Corporation, a company controlled by Addison Fischer, our Chairman of the Board of Directors and holder of a majority interest in Phoenix House Investments, LP, one of our principal stockholders. During 1998, Mr. Battaglia also served as an officer of Fischer International. From August 1992 to December 1994, Mr. Battaglia was President of Mosler, Inc., a provider of electronic security systems and security equipment. For the 25-year period prior to his tenure at Mosler, Mr. Battaglia held various senior management positions in the computer and information systems industry. He spent most of his professional career at Sperry Corporation in New York City and Philadelphia. Mr. Battaglia also serves on the board of directors of Fischer International, which is privately held.

      Stuart Cox has served as our Vice President, Product Development since March 2001. From August 1999 through February 2001, he served as our Director, Systems and Technology — Audio and Video Products. From January 1995 until joining us, he was Director of Systems Software Development for Motorola. Prior to that, he held a variety of product development positions in the electronics and personal computer industries.

      Peter J. Quinn has served as our Chief Financial Officer since April 2002. Prior to joining our company, Mr. Quinn served as the Executive Vice President and Chief Financial Officer of Numerex Corp., a communications technology company headquartered in Atlanta from December 1999 until April 2002. Prior to that time, Mr. Quinn served as the Chief Financial Officer for Uplink Security, Inc., a high technology company that was acquired by Numerex in May 1998. Mr. Quinn also held a number of financial management positions in Ireland before his move to the United States to join Uplink.

      Yoshiaki Uchida has served as our Senior Vice President and General Manager, Asian Operations, since February 2000, and previously served as our Vice President and General Manager, Asian Operations, since November 1998. Prior to that time, Mr. Uchida spent 33 years with Toshiba Corporation in various management positions. He served as Deputy General Manager of Toshiba’s OME manufacturing and development facility, and most recently was Senior Executive Vice President of MediaServe Corporation, a Toshiba affiliate.

      John P. Cunningham has served as a director since February 2003. Mr. Cunningham served as the Executive Vice President, Chief Financial Officer, and Operations Officer of Citrix Systems, Inc. from November 1999 until April 2002. From May 1999 until November 1999, Mr. Cunningham served as the Executive Vice President and Chief Financial Officer of Wang Global. Previously, Mr. Cunningham served as Executive Vice President and Chief Financial Officer of Whirlpool Corporation from 1996 until 1998 and Maytag Corporation from 1993 until 1996. Mr. Cunningham served in various capacities with IBM Corporation from December 1966 to December 1993, including corporate controller. Mr. Cunningham currently serves as a director of Baltimore Technologies, a publicly traded company.

      Anthony A. Ibargüen has served as a director since August 1999. Since January 2002, Mr. Ibargüen has served as a Managing Director with Safeguard Scientifics, Inc., a publicly held leader in identifying, developing and operating technology and business services companies. From December 1999 to October 2001, he served as a President of Professional Services, Managing Director and then Venture Partner with Internet Capital Group, a publicly held technology holding company. From September 1996 through December 1999, Mr. Ibargüen was President of the Americas then President and Chief Operating Officer of Tech Data Corporation, a Fortune 100 distributor of information technology products and services. From August 1993 to August 1996, Mr. Ibargüen was Executive Vice President of Sales and Marketing and Co-Founder of Entex Information Services, Inc., an information technology services company. Mr. Ibargüen is also a director of Alliance Consulting and Kanbay International, both of which are privately held.

      Emmanuel A. Kampouris has served as a director since April 2001 and is currently retired. From 1966 until he retired in December 1999, Mr. Kampouris served in various management positions at American Standard Companies Inc. and its subsidiaries, including Vice President and Group Executive of its International Division, Senior Vice President of the Building Products sector and from 1989 as President and Chief Executive Officer. He also served as Chairman of American Standard’s board of directors from 1993 until he retired at the end of 1999. He serves on the board of Stanley Works Corporation, a manufacturer of tools and home décor products, Horizon Blue Cross and Blue Shield, a provider of healthcare coverage, Alticor Inc, a global direct marketer, CLICK Commerce, a channel management software company, the National Endowment for Democracy, the Hudson Institute, and the Oxford University Council for the School of Management Studies.

      Timothy Tomlinson has served as a director since our inception in 1997. He co-founded Tomlinson Zisko LLP, a law firm, in 1983, and has been a partner there since that time. Since August 2001, Mr. Tomlinson has served as a Managing Director of Tierra del Oro, LLC, a venture capital fund which is affiliated with Zenerji, LLC, an asset management company, for which Mr. Tomlinson has also served as a Managing Director since September 2001. Mr. Tomlinson also serves on the board of directors of a number of privately held companies, including Fischer International where he has served since April 1999 and Portola Packaging, Inc., a plastic packaging company.

How are directors compensated?

      Options. Our Amended and Restated 1999 Incentive Compensation Plan includes an automatic grant program for non-employee directors. Under the plan, non-employee directors are automatically granted options to purchase 20,000 shares of common stock upon their initial election to our board of directors and 2,000 shares upon appointment to any committee and upon appointment as chairman of a committee. Thereafter, the directors are granted options to purchase an additional 10,000 shares in January of each year that they serve on the board and 4,000 shares each year that they serve as a committee member, and 2,000 shares each year that they serve as a chairman of a committee. For fiscal 2002, Messrs. Ibargüen, Kampouris, and Tomlinson received grants under the plan. Each option granted under the automatic grant program vests 2% a month for each month after the grant and permits the holder to purchase shares of common stock at their fair market value on the date of the grant.

      Cash. Non-employee directors receive an annual retainer of $12,000, plus an additional $1,500 for each meeting attended and an additional quarterly retainer of $1,000 for service on a board committee during each year.

How often did the board meet during fiscal 2002?

      The board of directors met 7 times during fiscal 2002. Each director attended more than 75% of the total number of meetings of the board and committees on which he served.

What committees has the board established?

      The board of directors has a compensation committee and an audit committee.

BOARD COMMITTEE MEMBERSHIP

	Compensation	Audit
Name	Committee	Committee

Addison M. Fischer
Michael S. Battaglia
John P. Cunningham		*
Anthony A. Ibargüen	**	*
Emmanuel A. Kampouris		*
Timothy Tomlinson	*	**

*	Member

**	Chair

      Audit Committee. The audit committee of the board of directors reviews and monitors our corporate financial reporting and our external audit, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent auditors. During the fiscal year ended December 31, 2002, the audit committee was composed of Messrs. Ibargüen, Kampouris, Cunningham, and Tomlinson. In February, 2003, John P. Cunningham joined the audit committee. Our board has determined that each of Messrs. Ibargüen, Kampouris, and Tomlinson is “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The functions of the audit committee and its activities during fiscal year 2002 are more fully described below under the heading “Report of the Audit Committee.”

      Compensation Committee. The compensation committee reviews and makes recommendations to the board regarding all forms of compensation provided to our executive officers and directors and those of our subsidiaries, including stock compensation and loans. During the fiscal year ended December 31, 2002, the compensation committee was composed of Messrs. Ibargüen, Tomlinson, and Tyabji. During December 2002, Mr. Tyabji resigned from the Committee. In addition, the compensation committee reviews and makes recommendations on stock compensation arrangements for all of our employees. The compensation committee also administers our stock option plans, including the 1998 Employee Stock Option Plan, the 1998 Directors and Consultants Plan, the Amended and Restated 1999 Incentive Compensation Plan, and the 1999 Employee Stock Purchase Plan. The function of the compensation committee and its activities during fiscal year 2002 are more fully described under the heading “Report of the Compensation Committee.”

Audit Committee

      The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Report of the Audit Committee

      The audit committee’s role is to act on behalf of the board of directors in the oversight of all material aspects of our corporate financial reporting and our external audit, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, the audit committee consults with management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. A full description of the audit committee’s primary responsibilities, operating principles, and relationship with internal and external auditors is contained in the audit committee Charter that it has adopted, which was attached as an appendix to our 2001 proxy statement. During fiscal 2002, the audit committee met 8 times.

      In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2002 with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for fiscal 2002 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61, including the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 and has discussed with the independent auditors their independence from our management and us. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to our company is compatible with maintaining the auditors’ independence.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements for fiscal 2002 be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Timothy Tomlinson (Chairman)
Anthony A. Ibargüen
Emmanuel Kampouris
John P. Cunningham

Compensation Committee

      The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

Report of the Compensation Committee

      The compensation committee has responsibility for matters related to compensation, including compensation policy, approval of salaries, bonuses and other compensation for our officers and administration of our various benefit and option plans. In fiscal 2002, the compensation committee met 3 times.

What is our policy regarding executive officer compensation?

      Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers. The key components of our compensation program are

•	base salary;

•	annual incentive bonus awards; and

•	equity participation in the form of stock options.

      In arriving at specific levels of compensation for executive officers, including our chief executive officer, the committee has relied on

•	the recommendations of management;

•	benchmarks provided by generally available compensation surveys; and

•	the experience of committee members and their knowledge of compensation paid by other similar technology companies.

      The committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are also entitled to customary benefits generally available to all our employees, including group medical, dental, and life insurance and our 401(k) plan and employee stock purchase plan. We have long-term employment agreements with some of our executive officers to provide them with the employment security and severance deemed necessary by the committee to retain them.

What are the components of executive compensation?

      Base Salary. In addition to complying with the executive compensation policy and complying with the requirements of applicable employment agreements, compensation for each of the executive officers for 2002 was based on the executive’s duties and responsibilities, our performance, both financial and otherwise, and the success of the executive in developing and executing our research and development, sales and marketing, financing and strategic plans, as appropriate. Mr. Battaglia’s 2002 base salary was determined in accordance with his employment agreement.

      Bonus. Executive officers received cash bonuses for fiscal 2002 ranging from approximately 2% to 5% of base salary based on the degree of our achievement of our financial and other objectives.

      Stock Options. Equity participation is a key component of our executive compensation program. Stock options are granted to executive officers primarily based on the officer’s actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance shareholder value by aligning their financial interests with those of our stockholders. Stock options are intended to provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of our common stock over a number of years.

How are we addressing internal revenue code limits on deductibility of compensation?

      Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. The compensation committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the compensation committee believes that stock option grants to date meet the requirement that such grants be “performance-based” and are, therefore, exempt from the limitations on deductibility. The compensation committee will continue to monitor the compensation levels potentially payable under our cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and our best interests.

Members of the Compensation Committee

Anthony A. Ibargüen (Chairman)
Timothy Tomlinson

Compensation Committee Interlocks and Insider Participation

      The compensation committee of the board of directors consisted in 2002 of Anthony A. Ibargüen, Timothy Tomlinson, and Hatim Tyabji. Mr. Tyabji resigned from our Board of Directors effective December 31, 2002. There were no compensation committee interlocks during fiscal 2002. Mr. Tomlinson is a partner of Tomlinson Zisko Morosoli & Maser LLP, which provided legal services to us in 2002. Fees paid in 2002 to Mr. Tomlinson’s firm did not exceed 5% of the law firm’s gross revenues for its last full fiscal year.

Executive Compensation

Summary of Cash and Other Compensation

      The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer, three other executive officers who served in such capacities as of December 31, 2002, and one former executive officer who served our company during fiscal 2002, for the fiscal years ended December 31, 2000, 2001, and 2002.

Summary Compensation Table

				Long Term
				Compensation

				Awards
	Annual Compensation
				Securities Underlying
Name and Principal Position	Year	Salary	Bonus	Options(1)

Michael S. Battaglia	2002	$352,083	$6,094	200,000
Chief Executive Officer and President	2001	$325,000	$46,700	112,500
	2000	$275,000	$37,750	325,000
Peter J. Quinn	2002	$193,582	$35,000	150,000
Chief Financial Officer(2)
Stuart Cox	2002	$184,867	$2,700	50,000
Vice President — Product Development	2001	$163,589	$35,450	19,000
	2000	$171,801	$—	68,100
Yoshiaki Uchida	2002	$166,308	$1,797	75,000
Senior Vice President and General	2001	$170,000	$26,000	22,500
Manager, Asian Operations	2000	$185,000	$27,500	65,000
Rod H. King	2002	$229,167	$12,875	30,000
Former Senior Vice President —	2001	$217,708	$28,917	150,000
Sales and Marketing(2)

(1)	The exercise price of all options granted were equal to or greater than the fair market value of our common stock on the date of grant.

(2)	Mr. Quinn joined our company during April 2002. Mr. King joined our company during March 2001 and resigned as an officer of our company effective October 2002.

Stock Option Grants

      The following table sets forth each grant of stock options during the fiscal year ended December 31, 2002 to each of the named executive officers. No stock appreciation rights were granted to these individuals during that year.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable
						Value at Assumed Annual
			Percentage of			Rates of Stock Price
	Number of		Total Options			Appreciation for
	Securities		Granted to	Exercise		Option Term(1)
	Underlying Options		Employees in	Price	Expiration
Name	Granted(#)		Fiscal Year	($/Sh)	Date	5%	10%

Michael S. Battaglia	200,000	(2)	14.0%	$1.54	1/28/12	$193,700	$490,873
Peter J. Quinn	150,000	(3)	10.5%	$1.20	4/22/12	$113,201	$286,874
Stuart Cox	50,000	(2)	3.5%	$1.54	1/28/12	$48,425	$122,718
Yoshiaki Uchida	75,000	(2)	5.2%	$1.54	1/28/12	$72,637	$184,077
Rod H. King	30,000	(2)	2.1%	$1.54	1/28/12	$29,055	$73,631

(1)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, a named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise. Therefore, there is no assurance that the value realized will be equal to or near the potential realizable value as calculated in this table.

(2)	Each of the options granted has a term of ten years from the date of grant, and 6.25% of each option grant vests on each quarterly anniversary of the date of grant. The vesting of the options is subject to acceleration upon a change of control of our company.

(3)	The options have a term of ten years from the date of grant. One-fourth of the options vest on the anniversary of the date of grant and thereafter 6.25% of the options vest on the quarterly anniversary of the date of grant, subject to acceleration upon a change of control of our company.

Stock Options Held at Fiscal Year-End

      The table below sets forth certain information with respect to options held by the officers listed as of December 31, 2002. None of the officers listed exercised any options during fiscal 2002.

Options Held as of December 31, 2002

	Number of Securities
	Underlying Unexercised
	Options at
	December 31, 2002(1)

Name	Exercisable	Unexercisable

Michael S. Battaglia	350,009	362,491
Peter J. Quinn	—	150,000
Stuart Cox	64,986	88,114
Yoshiaki Uchida	107,878	104,672
Rod H. King	61,875	118,125

(1)	None of the options listed had any value at fiscal year-end, because the exercise prices of all of the options held by the listed officers were greater than $0.36, which was the closing price of our common stock as quoted on the NASDAQ SmallCap Market on December 31, 2002.

Employment Agreements

      Michael S. Battaglia. Mr. Battaglia’s at will employment agreement was entered into on April 30, 2002. His annual base salary is $375,000 and he is eligible for annual merit increases at the discretion of our board of directors and an annual bonus of $187,500 for 2002 if we had achieved specific revenue and profitability goals. Bonuses for the remaining years in the term are at the discretion of the compensation committee of our board of directors. If we terminate Mr. Battaglia’s employment without cause, we must pay him severance of one years’ base salary plus a pro rata portion of his target bonus for the year in which his employment was terminated. Mr. Battaglia has agreed not to compete with us for one year after his employment if he resigns or if we terminate his employment.

      Rod H. King. Mr. King’s employment agreement had a three-year term ending March 16, 2004. During October 2002, Mr. King resigned as an officer of our Company. Pursuant to the terms of his employment agreement, we agreed to pay Mr. King a severance of six months’ base salary. His annual base salary was $275,000 and he was eligible for a bonus of $140,000 for 2002 if we had achieved specific revenue and profitability goals. Mr. King has agreed not to compete with us for two years after termination of his employment.

      Peter J. Quinn. Mr. Quinn’s employment agreement was entered into on April 22, 2002. His annual base salary is $210,000 and he is eligible to receive annual merit increases of at least three percent of his then current base salary at the discretion of our chief executive officer or our board of directors. Mr. Quinn is eligible to receive an annual bonus of up to $100,000, or such greater amount determined by our chief executive officer or our board of directors, pursuant to a performance bonus formula established by our chief executive officer or our board of directors. Upon his joining our Company, we paid to Mr. Quinn a signing bonus of $25,000, issued to him 15,625 shares of common stock, and granted to him options to purchase 150,000 shares of our common stock at an exercise price of $1.20 per share. The options will vest 25% on the first anniversary of the date of grant and 6.25% during each subsequent quarter that the options are outstanding. If we terminate Mr. Quinn’s employment without cause, we must pay him severance of three months’ base salary and a pro rata portion of the bonus he would otherwise have received during that fiscal year. Mr. Quinn has agreed not to compete with us for one year following the termination of his employment.

Employee Benefit Plans

      Amended and Restated 1999 Incentive Compensation Plan. Our board of directors adopted our 1999 Incentive Compensation Plan in July 1999 and our stockholders approved the adoption of the plan in July 1999. Our board of directors adopted our Amended and Restated 1999 Incentive Compensation Plan in March 2000 and our stockholders approved the adoption of the plan in May 2000. We have reserved 4,557,459 shares of common stock for issuance under the plan as of December 31, 2002, of which options to purchase 2,411,272 shares were outstanding as of that date. There remain 2,468,138 shares of common stock available for issuance under the plan. In addition, the number of shares of common stock reserved and available for delivery under the plan automatically increase on the first day of each calendar year by an amount equal to three percent of the total number of shares of our common stock outstanding on the last trading day of the immediately preceding calendar year. Accordingly, on January 2, 2003, the number of shares of common stock reserved and available for delivery under the plan automatically increased by 533,517 shares and such increase is included in the numbers reported above. Under the plan, officers, employees, members of the board of directors, and consultants are eligible to receive awards. The types of awards that may be made under the plan are options to purchase shares of common stock, stock appreciation rights, restricted shares, deferred shares, bonus shares, dividend equivalents, and other stock-based awards. Options may be either incentive stock options that qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code of 1986 or nonstatutory stock options not designed to qualify for favorable tax treatment. If shares awarded under the plan are forfeited, then those shares will again become available for new awards under the plan. Annual cash awards are limited to $10.0 million per person, and annual cash performance awards are limited to $20.0 million per person.

      The compensation committee of our board of directors administers the plan. The committee has complete discretion to make all decisions relating to the interpretation and operation of the plan, including the discretion to determine which eligible individuals are to receive any award, and to determine the type, number, vesting requirements, and other features and conditions of each award.

      The exercise price for incentive stock options granted under the plan may not be less than 100% of the fair market value of the common stock on the option grant date. The exercise price may be paid in cash or by other means, including a cashless exercise method as determined by the compensation committee.

      The plan includes an automatic grant program for our non-employee directors. Under the plan, nonemployee directors are automatically granted options to purchase 20,000 shares of common stock upon their initial election to the board of directors and 2,000 shares upon appointment to any committee of the board and upon appointment as chairman of a committee. Directors are granted options to purchase an additional 10,000 shares in January of each year that they serve on the board and 4,000 each year that they serve as a committee member, and 2,000 each year that they serve as chairman of a committee. All options granted under the automatic grant program vest 2% per month for each month after the grant date.

      Our board of directors may amend or terminate our plan at any time. If the board amends the plan, stockholder approval of the amendment will be sought only if required by an applicable law. The plan will continue in effect indefinitely unless the board decides to terminate the plan earlier.

      1999 Employee Stock Purchase Plan. Our board of directors adopted our 1999 Employee Stock Purchase Plan in July 1999, and our stockholders approved the adoption of the plan in July 1999. We have reserved 465,000 shares of common stock for issuance under the plan, of which 120,430 shares have been issued as of December 31, 2002. There remain 344,570 shares of common stock available for issuance under the plan. Once an employee enters the plan, on the first day of each offering period he or she is granted an option to purchase shares of our common stock, up to a maximum of 1,000 shares, on June 30 and December 31 of each offering period. The plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, is implemented through successive twelve-month offering periods, commencing the first trading day of January each year and running until the end of the year. The plan is administered by the compensation committee. Employees become eligible to participate when they have been employed for more than five months in a calendar year, working at least 20 hours per week. The plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 15% of an employee’s compensation. The price of stock purchased under the plan will be 85% of the lower of the fair market value of the common stock at either the beginning of the offering period or the day that the employee became eligible under the plan (if after the beginning of such period), whichever is higher, or the end of each six-month exercise period. Employees may not be granted shares under the plan if immediately following a grant they would hold stock and/or options to acquire stock possessing more than 5% of the total voting power of the shares of our company. In addition, employees may be granted options to purchase a maximum of $21,250 worth of stock per year under the plan. Employees may end their participation at any time and participation ends automatically upon termination of employment with us. Our board of directors may amend or terminate the plan at any time. If the board amends the plan, stockholder approval of the amendment will be sought only if required by an applicable law.

      1998 Employee Stock Option Plan. Our board of directors adopted a 1998 Employee Stock Option Plan in January 1998, and our stockholders approved the adoption of the plan in March 1998. Although we terminated this plan in July 1999, options to purchase 247,068 shares were outstanding as of December 31, 2002. We have reserved 1,454,545 shares of common stock for issuance upon the exercise of options granted under the plan.

      The plan required that the exercise price for incentive stock options granted under the plan may not be less than 100% of the fair market value of the common stock on the option grant date. The exercise price may be paid in cash or, at the discretion of the compensation committee, in outstanding shares of common stock, by delivery of a promissory note, or by any combination of cash, shares of common stock, or promissory notes. At the discretion of the compensation committee, the exercise price may also be paid by using a cashless exercise method.

      If a merger or other reorganization occurs, and our stockholders before the transaction hold a majority of the voting securities of the acquiring or surviving corporation after the transaction, outstanding options under the plan shall become exercisable for securities of the acquiring or surviving corporation. If our stockholders before the transaction hold less than a majority of the voting securities of the acquiring or surviving corporation after the transaction, outstanding options shall generally be canceled unless the merger or reorganization agreement provides otherwise.

      1998 Directors and Consultants Stock Option Plan. Our board of directors adopted a 1998 Directors and Consultants Stock Option Plan in January 1998, and our stockholders approved the adoption of the plan in March 1998. Although we terminated this plan in July 1999, options to purchase 139,593 shares were outstanding as of December 31, 2002. We have reserved 250,000 shares of common stock for issuance upon the exercised of options granted under the plan.

      The plan required that the exercise price for stock options granted under the plan be determined by the compensation committee at the time of grant. The exercise price may be paid in cash or, at the discretion of the committee, in outstanding shares of common stock, by delivery of a promissory note, or by any combination of cash, shares of common stock, or promissory notes. At the discretion of the committee, the exercise price may also be paid by using a cashless exercise method.

      If a merger or other reorganization occurs, and our stockholders before the transaction hold a majority of the voting securities of the acquiring or surviving corporation after the transaction, outstanding options under the plan shall become exercisable for securities of the acquiring or surviving corporation. If our stockholders before the transaction hold less than a majority of the voting securities of the acquiring or surviving corporation after the transaction, outstanding options generally will be canceled unless the merger or reorganization agreement provides otherwise.

PERFORMANCE GRAPH

      The following graph compares the performance of our common stock with the NASDAQ National Market, the JP Morgan H&Q Technology Index (our old line of business index), and the Morgan Stanley High Technology Index (our new line of business index) between October 6, 1999, the date of the initial public offering of our common stock and December 31, 2002. As JP Morgan no longer publishes its H&Q Technology Index, we have selected the Morgan Stanley High Technology Index, a comparable sector index. The graph assumes that $100 was invested on October 6, 1999 in each of our common stock, the NASDAQ National Market, the JP Morgan H&Q Technology Index, and the Morgan Stanley High Technology Index.

      The calculation of cumulative stockholder return for the NASDAQ National Market, the JP Morgan H&Q Technology Index, and the Morgan Stanley High Technology Index includes reinvestment of dividends. The calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

	1999	1999	2000	2001	2002

SmartDisk Corporation	100	126.88	15.01	4.45	1.39
NASDAQ Stock Market (U.S.)	100	141.87	85.60	67.91	46.95
Morgan Stanley High Technology Index	100	142.04	51.54	39.10	22.18
JP Morgan H&Q Technology Index	100	163.67	105.81	73.14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Fischer International Transactions

      In January 1998, SmartDisk Security Corporation, or SDSC, our predecessor, entered into an operating agreement with Fischer International to provide operating services to SDSC, including developing and marketing the SafeBoot, FlashPath and Smarty products. SDSC agreed in return to reimburse Fischer International and us for the expenses related to providing those services. Upon our obtaining control of SDSC in May 1998, this agreement was terminated and replaced with a new operating agreement between Fischer International and us. Under this new agreement, as amended in June 1999, we reimburse Fischer International for marketing, accounting and other similar services. In addition, we previously shared office space with Fischer International. We have reimbursed Fischer International for the cost of this office space as well as other general and administrative expenses. Our share of these expenses is based on an internal analysis of the relative amount of time devoted to its business by employees of Fischer International as well as the overhead charges attributable to these employees. In fiscal 2002, we paid Fischer International approximately

$0.2 million under this arrangement for the reimbursement of expenses under the operating agreement and for the other shared services.

Employee Advances

      On March 3, 1998, we loaned Michael Battaglia $305,114 in connection with Mr. Battaglia’s exercise of an option to purchase 426,136 shares of our common stock. During the first quarter of 2002, the Compensation Committee of the Board of Directors considered the advantages of receiving the repayment of approximately $273,000, the then-outstanding principal amount of the note, against the disadvantages of placing increased personal financial pressure on Mr. Battaglia to repay the loan, and determined it was in the best interests of our company and its stockholders to amend the loan. The loan was amended on April 3, 2002 to modify the rate of interest to 2.88% from 5.47%, to extend the principal balance due date an additional two years to March 3, 2005, to make interest payable annually instead of quarterly and to allow Mr. Battaglia to defer, at his discretion, the payment of interest until the due date of principal. The Compensation Committee of our Board of Directors believed that modification of the loan would enable Mr. Battaglia to remain focused on increasing stockholder value rather than causing him to become distracted with his personal financial matters. The principal balance is due on the earlier of March 3, 2005 or the end of his employment with us or an affiliate of ours. The outstanding principal balance of the loan as of December 31, 2002 was $0.277 million.

Business Relationships

      Mr. Tomlinson is a partner of Tomlinson Zisko Morosoli & Maser LLP, which provided legal services to us in 2002. Fees paid in 2002 to Mr. Tomlinson’s firm did not exceed 5% of the law firm’s gross revenues for its last full fiscal year.

Private Placement with Mr. Fischer and Phoenix House

      On December 24, 2002, Addison Fischer, Chairman of our Board of Directors, and Phoenix House Investments, LP, an entity controlled by Mr. Fischer, purchased from us an aggregate of 2,552,364.8 shares of our Series A Redeemable Convertible Preferred Stock for gross proceeds of approximately $2.5 million. Each share of Series A Preferred is convertible into shares of common stock at an initial conversion price of $0.32 per share of common stock such that each share of Series A Preferred is initially convertible into 3.125 shares of common stock. However, in no event may any shares of Series A Preferred be converted into shares of common stock unless:

•	our stockholders approve the issuance of all shares of common stock issuable upon conversion of the Series A Preferred at a meeting duly called for such purpose; or

•	we obtain permission from NASDAQ to allow such issuance without any limitation on the number of shares of common stock issuable upon conversion of the shares of Series A Preferred.

      Immediately upon the satisfaction of any of the conditions listed above, all outstanding shares of Series A Preferred will be converted automatically into the number of shares of common stock into which the shares of Series A Preferred are then convertible as of the date of the satisfaction of such condition. We have agreed with the holders of Series A Preferred that without the consent of a majority in interest of the holders of Series A Preferred, we will not hold a special meeting of stockholders or otherwise seek stockholder approval that would result in mandatory conversion of the Series A Preferred.

      The shares of Series A Preferred have the right to that number of votes that is equal to the number of shares of common stock issuable upon any permitted conversion of the Series A Preferred, and vote together with the common stock as if a single class. The holders of Series A Preferred, however, will not be entitled to vote such shares on any matter submitted to the holders of common stock seeking the approval of the issuance of all shares of common stock issuable upon conversion of the shares of Series A Preferred.

      In connection with the private placement, a special committee of our Board of Directors, consisting of three independent directors, considered several factors in determining the price at which a share of Series A Preferred may be converted into shares of common stock. These factors included the historic and then current market price of the common stock, our business prospects, our recent and anticipated operating results, general conditions in the securities markets, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our common stock, the level of risk to our investors, and the need to offer shares at a price that would be attractive to the investors in the private placement relative the then-current trading price of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on review of the copies of such reports furnished to us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 2002, except that Mr. Quinn filed a late Form 3 covering his initial statement of beneficial ownership, and each of Messrs. Battaglia, Quinn, Ibargüen, Kampouris, Hakim Tyabji, a former director, and D. James Bidzos, a former director, filed one late Form 4 covering one transaction.

RELATIONSHIP WITH INDEPENDENT AUDITORS

      The firm of Ernst & Young LLP, independent auditors, served as our independent auditors for the fiscal year ended December 31, 2002. Our board of directors has selected Ernst & Young LLP as our independent auditors for fiscal year ending December 31, 2003. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

FEES PAID TO OUR INDEPENDENT AUDITORS

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were approximately $245,000.

Financial Information Systems Design and Implementation Fees

      We did not receive, nor were we billed for, any professional services rendered by Ernst & Young LLP for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for services rendered to us, other than the services described above under “Audit Fees” for the fiscal year ended December 31, 2002 were approximately $102,000.

OTHER MATTERS

      As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for an action by the stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

      Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of meeting, which includes stockholder proposals that we are required to include in our proxy statement pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, or is otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to us containing information specified in the bylaws not less than 90 or more than 120 days prior to the first anniversary of the date of notice of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received by us not later than the 10th day following the day on which the notice of the meeting date was mailed or public disclosure was made. These requirements are separate from and in addition to the SEC’s requirements in Rule 14a-8 that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

      Stockholder Proposals for the 2004 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2004 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by us no later than December 31, 2003.

By Order of the Board of Directors

Michael S. Battaglia
President and Chief Executive Officer

April 25, 2003

Simplifying The Digital Lifestyle™

Annual Meeting of Stockholders – May 29, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of SmartDisk Corporation, a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April 25, 2003, and hereby appoint(s) Michael S. Battaglia, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SmartDisk Corporation, to be held May 29, 2003 at 10:00 a.m., Eastern Time, at The Hilton Garden Inn, 12600 University Drive, Fort Myers, FL 33907, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF ALL THE DIRECTOR		For	Withhold	For All
NOMINEES IN PROPOSAL 1.		All	All	Except

1.	Nominees: 01) Michael S. Battaglia, 02) Timothy Tomlinson and 03) Emmanuel A. Kampouris	☐	☐	☐

To withhold authority to vote, mark “For All Except” to the left and write the nominee’s number on the line below.

2.	In their discretion, upon such other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Please sign exactly as your name appears hereon, and mail this proxy promptly, even though you may plan to attend the meeting. Joint owners should each sign this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for a corporation, please have the president or other authorized officer sign with the full corporate name. If signing for a partnership, an authorized person must sign in the partnership name.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date